EXHIBIT 10.9
                Wage Continuation Plan between NBT Bancorp Inc.,
                         NBT Bank, National Association
                and Daryl R. Forsythe made as of August 1, 1995.


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                                NBT Bancorp Inc.
                         NBT Bank, National Association
                     52 South Broad Street Norwich, NY 13815

Date:    August 1, 1995

To:      Daryl R. Forsythe

RE:      WAGE CONTINUATION PLAN

In consideration of your valuable services, the Board of Directors NBT Bancorp Inc. and NBT Bank, National Association (hereinafter collectively referred to as the "Bank") have approved a Wage Continuation Plan for you in the event that you are disabled as a result of sickness or injury.

Your Qualified Wage Continuation Plan provides that:

1. During the first three months of disability you will receive 100% of your regular wages, reduced by any benefits you receive from Social Security, Workers Compensation, State Disability Plan, or similar governmental plan or any other program, e.g. group insurance coverage, paid for by the Bank.

2. In addition, in the event that your disability continues beyond three months, your benefit payments shall be $7,000 from policy #191D263410 issued by the New England Mutual Life Insurance Company, which is enclosed with this letter for your safekeeping.

3. 100% of the premium for the policy will be paid by the Bank while you are employed by it and while the Plan is in effect.

4. With regard to the operation and management of the Plan and its assets, the Bank will be responsible and have full discretion; except that the insurance company shall have responsibility with regard to those aspects of the Plan which are governed by the terms of the insurance contract. In accepting the foregoing responsibility, the Bank will serve as the Plan fiduciary and administrator under the terms of the Employee Retirement Income Security Act ("ERISA"), as amended.

5. If a request for benefits is denied, the insurance company will provide you with written notice stating the reasons for denial and an explanation of the procedure by which such may be reviewed. Upon request for such review, you or your representative will be permitted to review pertinent Plan documents and submit issues and comments in writing.


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6.    If a request for benefits under the insurance  contract is denied,  you or your representative must contact the insurance company for details and review of such denial.

7. This Plan may be amended or terminated by the Board of Directors of the Bank at any time; any such amendment or termination will be effective as determined by the Board of Directors.


Sincerely,

/S/  Everett A. Gilmour


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                                NBT BANCORP INC.
                         NBT BANK, NATIONAL ASSOCIATION
                      WAGE CONTINUATION PLAN FOR EMPLOYEES


                              ENROLLMENT AGREEMENT


  Name:   Daryl R. Forsythe

  Social Security Number:

   I have read and understand the Summary Plan Description of the NBT Bancorp Inc. and NBT Bank, National Association Wage Continuation Plan (the "Plan"), and agree to be bound by the Plan terms and hereby elect to become a Participant with respect to benefits for which I am eligible thereunder.

   I hereby elect (check one)

         ___X___ The maximum insured benefits available to me from the insurer up to the limit specified under the Plan.

         ______ No insured benefits under the Plan.

         I understand that if I have elected not to participate in the insured benefits, the Employer will have no responsibility for the payment of disability insurance premiums on my behalf or to provide equivalent benefits in an other form; but I shall have the right to change this election after one year from the date of my election not to participate and as of the next annual plan entry date, provided that the Plan remains in force and I meet all of the eligibility requirements at that time.

         I understand that it is my responsibility to apply for any disability insurance to which I am entitled and to fulfill any additional requirements of the insurer relative to the issuance thereof. I agree that, apart from the obligations of the NBT Bancorp Inc. and NBT Bank, National Association to make premium payments pursuant to the terms of the Plan, neither NBT Bancorp Inc. and NBT Bank, National Association nor any of their shareholders, directors, officers, or employees will have any responsibility with respect to the issuance of my insurance or the payment of any benefits provided by such insurance. I agree that, to the extent that I am responsible for any portion of the premiums for my insurance, such amounts may be withheld from my cash compensation and transmitted directly to the insurer by the NBT Bancorp inc. and NBT Bank, National Association.

  Date:     8-22-95                         Signature /S/  Daryl R. Forsythe



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                                            NBT BANCORP INC.

                                            By:  /S/  Everett A. Gilmour

                                            Its: Chairman of the Board


                                            NBT BANK, NATIONAL ASSOCIATION

                                            By:  /S/  Paul O. Stillman

                                            Its: Compensation Committee Chairman





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                            SUMMARY PLAN DESCRIPTION
                                NBT BANCORP INC.
                         NBT BANK, NATIONAL ASSOCIATION


                             WAGE CONTINUATION PLAN


NAME OF PLAN
The plan will be known as the Wage Continuation Plan.

PLAN YEAR
The Plan Year will be January 1 through December 31, and the records of the Plan are kept on a calendar year basis.

Administrator
The Plan Administrator is NBT Bancorp Inc. and NBT Bank, National Association, whose address is 52 South Broad Street, Norwich, NY 13815.

EMPLOYER CONTRIBUTIONS
 The Employer will contribute on behalf of each Participant an amount necessary to purchase a policy providing the benefits to which he/she is entitled. The Employer will pay its share of premiums while the Plan is in effect and while the Employee continues as a Participant in the Plan; the Employer will have no obligation to pay any premiums after a Participant ceases active full-time employment with the Bank.

DEFINITIONS

1.    The effective date of the Plan is August 1, 1995.

2. "Waiting Period" is the later of six months following the date of full-time employment or the Effective Date.

3. The "Entry Date" is the date following the Waiting Period upon which a Policy is issued for a plan Participant. If an Employee elects not to participate in the Plan, he/she must wait one full year after the date of his/her election not to participate before being eligible to participate in the Plan.

4. The "Employer" is NBT Bancorp Inc. or NBT Bank, National Association, or any successor thereto and any other corporation, business association, or proprietorship which shall assume in writing the obligations of the Plan.



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5.    "Employee" is a person regularly employed by the Employer,  excluding such persons who are customarily employed for not more than twenty (20) hours in any one week or for not more than five (5) months in any calendar year.

6. "Participant" means an Employee who has a Policy issued and in force on his/her life by the Insurer under the terms of the Plan.

7. "Compensation" means as of his/her Entry Date in the Plan the Employee's annual base rate of salary or wage, plus any bonuses, commissions, and overtime payments.

8. "Insurer" means the New England Mutual Life Insurance Company or any other company which shall issue a Policy as defined in the Plan.

9. "Policy" means an individual Guaranteed Renewable or Non- Cancelable Disability Income contract issued by the Insurer.

10. "Commencement Date" is the day when benefits begin during a continuous period of disability.

11. "Qualification Period" is the number of days that Total Disability, as defined in the Policy, must continue before Residual Partial Disability Benefits, as defined in the Policy, can be payable.

12. "Maximum Benefit Period" is the longest period of time for which the New England Mutual Life Insurance Company will pay benefits during any period of continuous disability as defined in the Policy.

13.   "Disability" has the meanings contained in the Policy.

14. "Full-time Employment" has the same definition as used for the Employer's qualified pension plan.

BENEFITS
The Commencement Date, Qualification Period, Maximum Benefit Period, Total Disability Benefit and Residual Disability Benefit are described in detail on the definitions page of the Policy or Policies delivered as part of this Plan. For exact details of these and other provisions, refer to your Policy(ies).

SATISFACTORY HEALTH REQUIREMENTS
Participation in this Plan requires evidence of insurability as determined by the Insurer. Employees who do not satisfy all requirements of the Insurer may


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be issued limited coverage,  if available,  in lieu of complete  exclusion from the Plan. An otherwise eligible Employee who does not meet the Insurer's requirements for a Policy will not be a Participant in this Plan.

 The Employer will pay its share of premiums while the Plan is in effect and while the Employee continues as a Participant in the Plan; the Employer will have no obligation to pay any premiums after a Participant ceases active full-time employment with the Bank.

OWNERSHIP OF POLICIES

Each Participant will be the applicant, owner and holder of his/her Policy. As the insured-owner, he/she is responsible for submitting any claims directly to the Insurer and will receive claim payments directly from the Insurer. The Employer is in no way responsible for the processing of claims or the payment thereof, and the determination of claim payments rests solely and wholly with the Insurer. The insured- owner may request the Employer to withhold income tax from sick pay payments. Should such a request be made, the Insurer is required to deduct and withhold the appropriate amount from claim payments. The Employer will furnish the insured-owner with the necessary forms for income tax purposes.

POLICY CONTINUATION

When a Participant ceases active full-time employment with the Bank, he/she has the right as policy-owner to assume premium payments for his/her Policy and maintain it in force subject to the terms of the Policy.

TERMINATION OF EMPLOYMENT AND/OR PLAN

In the event of termination of employment of a Participant, the Employer will reduce the total premium for the Plan by the amount of the terminated Participant's premium and inform the Insurer of such termination.

The Employer may terminate this Wage Continuation Plan by an express declaration in writing and by notifying the Insurer and each Participant of such action. At termination each Participant may assume payment of premiums for his/her Policy.

MISCELLANEOUS

The terms of the Plan anticipate addition of new Participants and changes in coverage for existing Participants from time to time. However, the Employer is in no way obligated to provide benefits for any Employee or for which an Employee may have become eligible but for which no Policy has been issued.

The Employer's liability for wage continuation payments is discharged by the payment of premiums for each Individual Policy. Failure of the Insurer to approve or otherwise honor claim for payment will in no way obligate the Employer.

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HOW TO MAKE INQUIRIES, TRANSACTIONS, AND CLAIMS FOR BENEFITS UNDER PLAN
Any inquiry, transaction, or claim for benefits under the Plan must be made by addressing in writing the Plan Administrator who will also serve as Agent for Service of Process.

If a claim for benefits by any Participant is denied in whole or in part, then the New England Mutual Life Insurance Company of Boston, Massachusetts, will set forth in writing the specific reasons for such denial.

FURTHER INFORMATION
This is a brief summary of benefits available. Complete terms and conditions governing the Plan are set forth in the Policies underwritten by the New England Mutual Life Insurance Company of Boston, Massachusetts.

In the event of conflict between this summary and the Policies, the Policies are the controlling documents.

If you have any questions, you may write to the Plan Administrator named above, at the above address.



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